UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 12, 2021

Adhera Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8000 Innovation Parkway Baton Rouge, LA	70820
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	919-518-3748

Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
—	—	—

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On August 12, 2021, Adhera Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement with an institutional investor (“Buyer”), pursuant to which the Company issued to Buyer its Original Issue Discount Secured Convertible Promissory Note (the “Note”) in the principal amount of $220,500 and warrants to purchase 800,000 shares of the common stock of the Company (the “Warrants”) for which the Company received consideration of $210,000. In addition, pursuant to the Purchase Agreement, the Company entered into a Registration Rights Agreement with the Buyer and issued the Buyer 100,000 shares as a commitment fee.

The principal amount of the Note and all interest accrued thereon is payable one year from the issuance date. The Note provides for guaranteed interest at the rate of 10% per annum, payable at maturity, and is convertible into common stock of the Company at a price of $0.075 per share, subject to anti-dilution adjustments in the event of certain corporate events as set forth in the Note, provided that if the average closing price of the Company’s common stock during any three consecutive trading days is below $0.08, the conversion price shall be reduced to 65% of the lowest trading price during the 20 consecutive trading days immediately preceding the conversion date.

In addition to customary anti-dilution adjustments the Note provides, subject to certain limited exceptions, that if the Company issues any common stock or common stock equivalents, as defined in the Note, at a per share price lower than the conversion price then in effect, the conversion price will be reduced to the per share price at which such shares or common share equivalents were sold.

The Note provides for various events of default similar to those provided for in similar transactions, including the failure to timely pay amounts due thereunder.

The Warrants are initially exercisable for a period of three years at a price of $0.095 per share, subject to customary anti-dilution adjustments upon the occurrence of certain corporate events as set forth in the Warrant. The shares issuable upon conversion of the Note and exercise of the Warrants are to be registered under the Securities Act of 1933, for resale by the Buyer as provided in the Registration Rights Agreement. If at any time after the six-month anniversary of the date of the Purchase Agreement, there is no effective registration statement covering the resale of the shares issuable upon exercise of the Warrants at prevailing market prices by the Buyer, then the Warrant may be exercised by means of a “cashless exercise” in which event the Buyer would be entitled to receive a number of shares determined in accordance with a customary formula as set forth in the Warrant.

The Registration Rights Agreement requires the Company to file with the Securities and Exchange Commission a registration statement (the “Registration Statement”) with respect to all shares which may be acquired upon conversion of the Note and exercise of the Warrant and the commitment shares and to cause the Registration Statement to be declared effective no later than 60 days after the date of the issuance of the Note.

For services rendered in connection with the Securities Purchase Agreement the Company paid Carter, Terry & Company a cash fee of $20,000. In addition, the Company reimbursed the Buyer $7,500 for legal expenses incurred in connection with the transaction.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of Convertible Promissory Note.
4.2	Form of Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADHERA THERAPEUTICS, INC.

August 18, 2021	By:	/s/ Andrew Kucharchuk
	Name:	Andrew Kucharchuk
	Title:	Chief Executive Officer